INVESTMENT AGREEMENT BETWEEN MANTHEY REDMOND CORPORATION

AND MANTHEY REDMOND (AUST) PTY LIMITED

THIS AGREEMENT is made on          May 1, 2009.

BETWEEN:

MANTHEY REDMOND (AUST) PTY LTD (“the owner”),

AND

MANTHEY REDMOND CORPORATION (“the licensee”),

(hereinafter collectively the “Parties”)

WITNESSETH:

A.
WHEREAS, the Owner is the registered proprietor of or applicant for Patents and the Licensee has a right to sublicense, develop, manufacture, have manufactured, use and sell or supply licensed products based on the said Patents; and

B.	The Owner is willing to invest a non-refundable amount of $4,200,000 (USD) to assist the Licensee in commercialising products based on the said Patents; and

C.	The parties wish to record the said investment by this written agreement.

WHEREBY IT IS AGREED:

1.	Definitions

In this Agreement the following words shall have the following meanings:

“Commencement Date”             July 1, 2009

“Dollars”                                        means the currency of the United States of America.

“Invention”               the invention claimed in the Patents referred to in the Licence Agreement.

“Licence”                           means the licence granted in accordance with the Licensing Agreement.

“Licence Agreement”                 means the written agreement entered into between the parties on May 1, 2009.

“Principal Sum”                            means the amount referred to in clause 2 of this agreement.

2.	Payment

2.1                 The Owner agrees to pay to the Licensee an amount of $4,200,000 (principal sum”) with the said payment to be made by instalments as set out in clause 2.2 herein.

2.2                 Instalment payments in the amount of $40,000 are to be paid to the Licensee on the first day of each calendar month from the commencement date.

3.	Non-refundable advance

3.1                 The Owner acknowledges and agrees that instalment payments made in accordance with clause 2 of this agreement are not refundable and do not constitute a loan between the parties.

4.	Duration and Termination

4.1                 Commencement and Termination by Expiry

This Agreement shall come into effect on the Commencement Date and, unless terminated earlier in accordance with clause 4 of this agreement, shall continue in force until the principal sum has been advanced by the Owner to the Licensee.

4.2                 The Owner may terminate this agreement in the event the licence agreement is validly terminated.

5.	General

5.1                 Force majeure

Neither Party shall have any liability or be deemed to be in breach of this Agreement for any delays or failures in performance of this Agreement which result from circumstances beyond the reasonable control of that Party, including without limitation labour disputes involving that Party.

2.	Amendment
This Agreement may only be amended in writing signed by duly authorised representatives of the Owner and the Licensee.

3.	Assignment and third party rights

Neither party shall assign, mortgage, charge or otherwise transfer any rights or obligations under this Agreement, nor any of the Patents or rights under the Patents, without the prior written consent of the other Party.

4.	Waiver
No failure or delay on the part of either Party to exercise any right or remedy under this Agreement shall be construed or operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude the further exercise of such right or remedy.

5.	Invalid clauses
If any provision or party of this Agreement is held to be invalid or unenforceable, this Agreement shall be deemed to be amended by the addition or deletion of wording as appropriate to remove the invalid part or provision but otherwise to retain the provision and the other provisions of this Agreement to the maximum extent permissible under applicable law.

6.	No-agency
Neither Party shall act or describe itself as the agent of the other, nor shall it make or represent that it has authority to make any commitments on the other’s behalf.

7.	Interpretation
In this Agreement:
a.	the headings are used for convenience only and shall not affect its interpretation;
b.	references to persons shall include incorporated and unincorporated persons; reference to the singular include the plural and vice versa; and references to the masculine include the feminine.

8.	Notices
Any notice to be given under this Agreement shall be in writing and shall be sent by first class mail or air mail, or by fax (confirmed by first class mail or air mail), to the address of the relevant Party, or to the relevant fax number utilised by the relevant Party.

9.	Law and Jurisdiction
The validity, construction and performance of this Agreement shall be governed by the law of Queensland, Australia.

10.	Further action
Each Party agrees to execute, acknowledge and deliver such further instruments, and do all further similar acts, as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

11.	Entire agreement
This Agreement sets out the entire agreement between the Parties relating to its subject matter and supersedes all prior oral or written agreements, arrangements or understandings between them relating to such subject matter. The parties acknowledge that they are not relying on any representation, agreement, term or condition which is not set out in this Agreement.

12.	This agreement is a deed.

IN WITNESS the Parties hereto have duly executed this Agreement on the date first above written:

EXECUTED BY
MANTHEY REDMOND CORPORATION
)
By its duly authorised officer	) Steven Charles Manthey- President

EXECUTED BY
MANTHEY REDMOND (Aust) Pty Ltd
)
By its duly authorised officer	) Steven Charles Manthey- Director